                                                                     EXHIBIT 11

                         RAC FINANCIAL GROUP, INC.

Statement re Computation of per Share Earnings

Income per common and common equivalent share is calculated as follows:

                                                        FOR THE YEAR ENDED SEPTEMBER 30,
                                                  -------------------------------------------
                                                      1994            1995            1996
                                                  -----------     -----------     -----------
Net income.....................................   $ 5,155,498     $ 5,839,510     $34,212,428
Less: accrual of preferred stock dividends.....       (71,000)       (198,667)        (66,000)
                                                  -----------     -----------     -----------
Primary net income applicable to common
   stock.......................................   $ 5,084,498     $ 5,640,843     $34,146,428
                                                  -----------     -----------     -----------
                                                  -----------     -----------     -----------
Interest on Convertible Subordinated Notes
 less the effect of income taxes...............        -               -          $   504,918
                                                                                  -----------
Fully diluted net income applicable to
   common stock................................     5,084,498       5,640,843     $34,651,346
                                                  -----------     -----------     -----------
                                                  -----------     -----------     -----------

Net income per share of common stock...........   $      0.31     $      0.28     $      1.35
                                                  -----------     -----------     -----------
                                                  -----------     -----------     -----------
Average common shares outstanding..............    13,875,862      17,895,862      24,712,194
Common stock equivalents:
   Warrants and options........................     2,401,012       2,401,012         645,968
                                                  -----------     -----------     -----------
Weighted average common and common
   equivalent shares outstanding...............    16,276,874      20,296,874      25,358,162
                                                  -----------     -----------     -----------
                                                  -----------     -----------     -----------
Fully diluted net income per share of
   common stock................................   $      0.31     $      0.28     $      1.31
                                                  -----------     -----------     -----------
                                                  -----------     -----------     -----------
Average common shares outstanding..............    13,875,862      17,895,862      24,712,194
Common stock equivalents:
   Warrants and options........................     2,401,012       2,401,012       1,641,332
                                                  -----------     -----------     -----------
Weighted average fully diluted common
   and common equivalent shares outstanding....    16,276,874      20,296,874      26,353,526
                                                  -----------     -----------     -----------
                                                  -----------     -----------     -----------